UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2009

TriCord Hurricane Holdings, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-149256	26-1650042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4821 29th Street North
Arlington, VA 22207
(Address of principal executive offices) (zip code)

(703) 232-1435
 (Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement

On March 3, 2009, TriCord Hurricane Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Aria Acquisition, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (the “Subsidiary”) and Aria International Incorporated, a Delaware corporation (“Aria International”).  Pursuant to the Merger Agreement, the Subsidiary merged into Aria International, such that Aria International became a wholly owned subsidiary of the Company (the “Merger”). Pursuant to the Merger Agreement, the Company issued 84,604,130 shares of the Company’s common stock to the shareholders of Aria International.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 2.01  Completion of Acquisition or Disposition of Assets

Pursuant to the Merger Agreement as described in Item 1.01 of this Current Report, effective March 3, 2009, Aria International became a wholly-owned subsidiary of the Company.

Description of Aria International’s Business

Aria International is a development-stage company that was formed in Delaware in July 2008.  Aria International is focused on providing specialized surveillance and communications solutions to its customers.  Aria operates as a solutions provider, a systems integrator, and as an operator of such surveillance and communications systems. Working closely with clients in a flexible and responsive fashion, Aria International has been able to constantly adapt as demanded by the customers environment to changing requirements and provide effective solutions.  The founders of Aria International previously worked on projects with the United Stated Marine Corps, the United Arab Emirates Air Force, Kuwait Ministry of Interior, Royal Thai Army, Air Force and Marines and the Indian Ministry of Interior.  In addition, the founders of Aria International have firsthand experience and explicit operational expertise in surveillance and communications solutions.  Aria International intends to apply that experience and operational expertise to provide engineering, data collection and fusion, data-virtualization, and provide support for the tactical response to threats and to specific acts of terrorism against ports, borders and high-value infrastructure.

Aria International’s Principal Products and Services

Aria International intends to target its service offerings on the following surveillance and communications applications:

•	Airships and aerostats with special sensors installed
•	Special purpose airborne platforms (aviation assets)
•	Infrastructure security system response (plans & controls)
•	Container, vehicle and personnel scanning
•	Secure data fusion, integration and command & control integration
•	Communications links (data, voice and tactical response plans)
•	Camera’s and other intrusion monitors and detectors
•	Scanners and detectors for weapons of mass destruction

Aria International’s operations will be comprised of two primary divisions: Aviation and Communications Solutions and Surveillance and Security Solutions.

Aviation and Communications Solutions

Aria International’s Aviation and Communications Solution Division will focus on the following:

•	Operation of Airship, Aerostat and UAV equipment, as well as other services for operational equipment and security

•	Operation of communications and data distribution systems in support of all surveillance and security operations; and

•	Training of equipment operations and maintenance
Aerostats

Tethered aerostats are unmanned non-rigid lighter-than-air (LTA) vehicles that remain anchored to the ground by one or more lines.  Aerostats are used for various surveillance tasks where a low-cost long-endurance (up to a month) stationary aerial platform is needed. In all tethered aerostat systems the main tether not only holds the aerostat in position but also provides electrical power to the vehicle's systems as well as a data link (via fiber optics in all modern systems) to communicate with the on-board sensors. The main envelope of an aerostat is filled with helium, while the stabilizing tail fins are normally filled with air. The payload is located in a ventral dome under the envelope. The aerodynamic shape of the envelope and the tail fins provide a stable platform in the presence of modest winds and gusts. However, for each aerostat system there is a maximum wind speed in which it can safely operate (approximately 50 to 70 knots). When moored to the ground, large aerostats are anchored to a rotating mast so they can freely weathervane in the wind.

The combination of cameras and surveillance equipment positioned on aerostats creates a unique perspective for the command units that need the information in the field.  Because the aerostats are not highly pressurized, bullets will not burst them and they can actually remain buoyant for hours after suffering multiple punctures.

Aria International generally recommends systems such as the TOPSHOT 400 Aerostat to its customers. This is a 19M system that has some unique characteristics. When the system is in its stowed and travel configuration it can fit inside both the CH-53 and CH-47 helicopters. This system is capable of lifting a number of different payloads to altitudes of 1,500 to 2,000 ft. providing long range surveillance capabilities, or persistent surveillance of a relatively local area. Aria International is capable of providing communications relay payloads that extend the range of many UHF and VHF radios up to 100 nautical miles. This system can be inflated and at altitude within 30 minutes with a trained crew and can remain aloft for up to 7 days. Aria International is also capable of designing wireless links to provide the surveillance data to the command center at a remote location.

When mobility and stable long endurance platforms are required we use manned LTA systems (airships) and Unmanned Aerial Vehicles (UAV).

Airships

There are several examples of airships available but Aria International generally utilizes the FAA certified Worldwide Aeros 40D airship for manned surveillance and communications.

The surveillance capabilities of the Aeros 40D Sky Dragon Airship are enhanced by its ability to loiter over targeted areas. The non radar detection fabric allows for stealthy operation modes. The Aeros 40D is a perfect platform for extended flight in support of international military requirements.

Unmanned Aerial Vehicles (UAV)

Unmanned Aerial Vehicles have moved to mainstream field operations due to the growing requirement for extended surveillance and a recently growing need to keep manned aircraft out of harm’s way. The Afghanistan and Iraq conflicts have proven the operational utility of these platforms in various deployable configurations.

Depending on its customer’s needs, Aria International generally utilizes either a medium sized fixed wing tactical system that can remain airborne for up to 12 hours or a rotary wing system with medium endurance that remains aloft for up to 6 hours. Both systems have their operational utility and customer requirements determine which is to be utilized.

Surveillance and Security Solutions

Aria International has perfected and implemented a unique force protection and security design scheme to be used as a template for any future projects.  The Surveillance and Security Solutions Division uses this approach. This proprietary scheme incorporates appropriate support processes to rapidly conduct vulnerability analyses, develop appropriate designs, and identify technologies, facilities, and methods for risk mitigation.  The process completes with the development of a final report and plan of action for implementation. The Surveillance and Security Solutions Division will focus on the following:

•	Operation of scanning systems and analysis of real-time scanning information for cargo containers or scanning of personnel;

•
Development and dissemination of information or tactical response plans and instantiation of human or other physical assets in surveillance and security operations, and force protection and security design models; and

•	Training of equipment operations and maintenance.

While surveillance and communications in military field operations continues to grow, new markets are appearing for persistent surveillance, including scanning equipment to inspect cargo at ports, airports, military checkpoints, border crossings, and to scan personnel and vehicles entering high-value infrastructure such as buildings and sport arenas. Aria International intends to expand its products and services from the more traditional scanning of wide areas of real estate or portions of the countryside to the use of elevated sensors on aerostats, airships and UAVs, to specifically focus on the surveillance of high throughput infrastructure requirements like cargo at ports, and delivery of supplies at large hotels and business establishments. Aria International has identified the following as possible areas of expansion for its Surveillance and Security Solutions Division:

Cargo Scanning / Surveillance

The discovery and classification of threats embedded in vehicles and cargo is a critical issue in the movement of the world’s commerce.  It has been stated that the “dirty bomb” in a container is the United States biggest threat, and there are other nations like the UK and the UAE that must also consider the same threat.

Radiation and X-Ray

Gamma and X-ray technologies are used to scan cargo and baggage throughout the world. However, the percentage of scans for containers entering the US markets today is far less than the mandates of 100% screening. Current systems rely on the detection of radiation emitted from cargo containers or the use of X-rays to see through some portion of the container. Although radioactive emissions of special nuclear materials can be shielded, the efficacy of active inspection systems using X-ray and gamma ray emissions can also be diminished by a variety of shielding methods.

Nevertheless, the current state of the art in inspection technology is Radiation Detection and X-ray equipment. Aria International has recommended that its customers use RapiScan Systems (“RapiScan”) or Smiths Detection, Inc. (“Smiths”) equipment for applications to meet current scanning requirements for ports, personnel and baggage.  However, Aria International is not restricted from using any other products of equal or greater quality than RapiScan or Smith. in the event that such other products become available in the marketplace.  At this time, Aria International is only aware of one potential new developing technology on the horizon for muon tomography, which Aria International is following closely.

Aria International intends to provide services to international port operators, owners of critical infrastructure and government border crossings. Aria International anticipates that its operational security schema will easily adapt to define requirements for scanning equipment and its integration into each client’s operation. Aria International intends to broaden our security model for port cargo screening to integrate with other port security initiatives.

Aria International’s Approach

While in the field, it is often difficult for deployed military units to rapidly procure new and modern equipment to conduct needed surveillance and communications operations that can be linked to command authorities needing critically important information. Additionally, this equipment must be maintained and capable of field mobility in hostile environments. As the war on terror progresses the military has seen a significant increase in field operating budgets but no similar increase in procurement budgets. This provides an opportunity for Aria International.

Aria International intends to close on this opportunity by offering the equipment and services needed to meet necessary field surveillance and communications requirements by purchasing or leasing that equipment from third parties and then providing contract services directly to the operations units.  Aria International intends to offer these products and services bundled as “Lease of Services” (lease model) that is more directly linked to military operations budgets.

Lease of Services Model

Aria International’s Lease of Services Model provides a turn-key solution to its customers, which enables its customers to obtain the desired security and surveillance services without having to directly purchase the equipment. Through its relationships with equipment manufacturers, Aria International is able to negotiate sublease arrangements on behalf of its customers, which enable Aria International to keep its capital expenditures to a minimum. In the future, Aria International may also directly purchase certain equipment to address business opportunities and increase its business development and marketing outreach.

International Joint Venture Model

Aria International’s extended business operations will manage and operate necessary equipment and provide data and communications as pay for hire services to existing and expanding markets.  An integral part of this business strategy is to develop joint venture relationships with partners in each of the regions where we can market and implement our services.  Aria International intends to operate equipment to provide surveillance and communications support to various commercial and government customers and plans to establish operations to scan cargo and screen equipment and supplies at developed and developing ports, borders and high value locations.

Aria International has developed trusted relationship with a number of suppliers of currently deployable equipment, such as Axsys Technologies and Aeros.  In addition to acquiring and deploying equipment from leading scanning systems manufacturers, Aria International is positioned to take advantage of the second-generation systems under development such as muon tomography.  This selective focus allows Aria International to generate revenues and establish itself as a leader for integrated container inspection providing non-intrusive detection and identification of terrorist threat materials and other contraband hidden within a closed container and tying the detection to a specific container.

Aria International intends to develop international joint ventures in the UAE and Thailand whereby local scanning operations can be managed for specific clients.  Aria International will be responsible for necessary equipment utilization and provide data and communications as pay for hire services to be composed of the following major components:

•	Special purpose airborne platforms such as aerostats, airships, and UAVs with special sensors installed

•	Radiation, X-ray and muon tomography detectors

•	Cameras and other Intrusion Monitors and Detectors

•	Port and large infrastructure security data fusion, integration & command & control

•	Communications equipment (communications, data and tactical response plans)

•	Response plans & controls

Market Opportunities

While surveillance and communications in military field operations continues to grow, new markets are appearing for persistent surveillance, including scanning equipment to inspect cargo at ports, airports, military checkpoints, border crossings, and to scan personnel and vehicles entering high-value infrastructure such as buildings and sport arenas.  We are expanding our products and services from the more traditional scanning of wide areas of real estate or portions of the country side to the use of elevated sensors on aerostats, airships and UAVs, to specifically focus on the surveillance of high throughput infrastructure requirements like cargo at ports, and delivery of supplies at large hotels and business establishments.

Aria is currently negotiating with operators and governments (overseas) to deploy and operate radiation detection, x-ray, gamma ray and muon tomography scanning technology to search through cargo containers at ports and through vehicles and cargo at borders, and critical infrastructure points.  We are witnessing a growing demand for persistent surveillance services from the commercial market-place.

Competition

Aria International is not aware of any competitors operating in the special surveillance operations market that use Aerostats. However, there are numerous competitors in the supply chain security market space. These include but are not limited to, Cotecna, Global Scan Systems Limited, Intertek Government Services, SGS SA Scanning Services, and equipment and service providers such as Raytheon Corporation, AS&E, Smiths Detection Systems, SAIC, Lockheed Martin, Northrop Grumman, and GE, and NuTech, a Peoples Republic of China (PRC) Company. To date, only NuTech has demonstrated the willingness and ability to reverse engineer radiation portal scanning equipment developed by others and is linked to the operations of ports within the PRC.

Of the existing supply chain provider’s at least two are significant competitors; Cotecna and Intertek.  Cotecna is a leading trade inspection, security and certification company with over 30 years of service experience. Cotecna is providing container scanner services using cargo scanning technology. The technology used by Cotecna, however, is a neutron scanner, which is unique in its use of gamma rays and neutron analysis to build an image and help identify the composition of the object being scanned. Such technologies are potentially harmful to humans in close proximity and if the detectors are not properly secured can be used to create a potential dirty bomb.

In 2003, Intertek International began to introduce cargo scanners into their revenue and security inspection systems. Significant synergies exist between cargo scanning and existing Intertek inspection services such as pre-shipment inspection and certification to standards. Strategically Intertek has offered governments Build, Operate Transfer (BOT) or Public Private Partnership (PPP) solutions to meet their needs for cargo scanning. To date, Intertek have won BOT concessions only in Sierra Leone and Guinea.

There are significant challenges and requirements to enter the supply chain security cargo scanning market requiring relationships as well as access to necessary technology coupled with the ability to deliver that scanning product and/or operate it effectively in the field. Not all established companies who are providing supply chain security solutions are beginning to operate cargo scanning equipment (cargo scanners) to help Customs and Security Services detect contraband and miss-declared goods in trucks and containers. However, increasing demands for more security in the supply chain has driven much higher demand and global need of cargo scanners. These and other challenges may delay/deter some from taking up the cargo scanning services.

Aria International has no current established industry position compared to providers such as Cotecna, Global Scan Systems Limited, Intertek Government Services, SGS SA Scanning Services, and we will be competing with these companies who are currently financed and prepositioned providing various supply chain solutions.

An additional detriment to market entry for existing supply chain providers is in evaluating the benefits of 100% cargo scanning when compared to the costs of purchasing scanning equipment.  This is necessarily difficult because it requires comparing the costs of the US policy on the supply chain and trade movement, with the benefit of preventing a terrorist attack in the US ports.

Therefore, significantly and equally imposing to all market entrants are the economic considerations to the successful implementation of the US mandates for 100% maritime cargo container scanning, which include creation of new economic processes that are intolerable of long inspection processes and delays, making costs significant. The economic implications of the US mandate for 100% cargo scanning has extended not only to the cost of the technology and direct implementation (including labor and maintenance), but also to the indirect costs of delay in the supply chain. Aria International considers such economic consequences significant for its various competitors and believes these costs serve to neutralize competitor preposition advantages. Since Aria International; has no established supply chain services to support and protect, any advances we make into the cargo scanning market space will be less of a distraction for our other services, and therefore better focused.

Employees

As of February 1, 2009, Aria International had twelve (12) employees.  It has not experienced any work stoppages and it considers relations with our employees to be good.

Risks Related to Aria International’s Business

Aria International is a development stage company and we have a limited operating history upon which you can base an investment decision.

Aria International was formed on July 10, 2008, therefore we have a limited operating history upon which you can make an investment decision, or upon which we can accurately forecast future sales. You should, therefore, consider us subject to the business risks associated with a new business. The likelihood of our success must be considered in light of the expenses, difficulties and delays frequently encountered in connection with the formation and initial operations of a new business.

We are seeking additional financing to execute our business plan and fund operations, which additional financing may not be available on reasonable terms or at all.

Although we are seeking to raise up to $1,000,000, our ultimate success may depend upon our ability to raise additional capital. There can be no assurance that additional funds will be available when needed from any source or, if available, will be available on terms that are acceptable to us.

We may be required to pursue sources of additional capital through various means, including joint venture projects and debt or equity financings. Future financings through equity investments are likely to be dilutive to existing stockholders. Also, the terms of securities we may issue in future capital transactions may be more favorable for our new investors. Newly issued securities may include preferences, superior voting rights, the issuance of warrants or other derivative securities, and the issuances of incentive awards under equity employee incentive plans, which may have additional dilutive effects. Further, we may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

Our ability to obtain needed financing may be impaired by such factors as the capital markets and the fact that we are not profitable, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, even to the extent that we reduce our operations accordingly, we may be required to cease operations.

Our future growth and continued success are dependent on our key personnel.

Our success depends to a significant extent on the continued services of our key executive officers and senior management personnel. The loss of the services of one or more of these individuals could have a materially adverse effect on our business, financial condition and results of operations. We do not maintain key man life insurance on our executive officers. In addition, since our continued success is largely dependent upon our ability to service and sell security and surveillance solutions, we are particularly dependent upon our ability to identify, attract, motivate and retain qualified technical personnel, including pilots, engineers and highly technical skilled employees, with the requisite educational background and industry experience. Aria International seeks to compensate and motivate its executives, as well as other employees, through competitive salaries and bonus plans, but there can be no assurance that these programs will allow us to retain key employees or hire new key employees. However, our employees may voluntarily terminate their employment with us at any time, and competition for personnel is intense.  Accordingly, we cannot assure that we will be successful in retaining our existing personnel. The loss of the services of a significant number of our technical or skilled personnel, or the future inability to attract technical or skilled personnel, could have a materially adverse effect on our business, financial condition and results of operations.

We may be unable to manage our growth or implement our intended expansion into the markets for other security and surveillance products.

Our executive officers have limited experience managing a publicly-traded company and limited experience complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition into a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. In particular, these new obligations will require substantial attention from our management and divert their attention away from the day-to-day management of our business, which could materially and adversely impact our business operations.

Furthermore we may not be able to develop sales channels for our existing service lines or expand our service offerings.  In addition, we may be unable to develop a client base or markets for our services, or implement the other features of our business strategy at the rate or to the extent presently planned because we are a small growing company. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our financial condition and results of operations could be materially and adversely affected.

As a result of becoming a reporting company, our expenses will increase significantly.

As a result of becoming a reporting company, our ongoing expenses are expected to increase significantly, including expenses in compensation to our officers, ongoing public company expenses, including increased legal, accounting expenses as a result of our status as a reporting company, and expenses incurred in complying with the internal control requirements of the Sarbanes-Oxley Act.  These increased expenses will negatively impact our ability to become profitable.

Our products have never been sold on a mass-market commercial basis, and we do not know whether they will be accepted by the market.

If the market, our business plans, prospects do not accept our service offerings, results of operations and financial condition will suffer. Moreover, demand for security and surveillance offerings in our targeted markets may not develop or may develop to a lesser extent than we anticipate. The development of a successful market for our proposed service offerings and our ability to sell our services may be affected by a number of factors, many of which are beyond our control, including, but not limited to:

•	Failure to produce product and service offerings that compete favorably against our competitors on the basis of cost, quality and performance;

•	Failure to successfully negotiate equipment leases;

•	Failure to develop and maintain successful relationships with suppliers, distributors and strategic partners; and

•	Customer acceptance of our products and service offerings.

If our proposed products and service offerings fail to gain sufficient market acceptance, our business plans, prospects, results of operations and financial condition will suffer.

We will rely on others for production of our security and surveillance equipment, and any interruptions of these arrangements could disrupt our ability to fulfill our obligations to our clients and have a material impact on our ability to operate.

We will obtain our security and surveillance equipment from third party suppliers. Any increase in labor, equipment, or other production costs could adversely affect our cost of sales. The loss of our relationships with our manufacturers or equipment suppliers could adversely affect our ability to fulfill our obligations to our clients in accordance with required delivery, quality, and performance requirements.  If this were to occur, the resulting decline in revenue would harm the business.

Any material increase in the cost of security and surveillance equipment would have a material adverse effect on our cost of sales.

We are subject to variations in the prices of security and surveillance equipment that we will offer under our lease of services model to our clients. We may not be able to pass along any cost increases to our customers and in the event that we are unable to raise prices, we would experience losses. As a result, any material increase in the cost of security and surveillance equipment could have a material adverse effect on our cost of sales.

U.S. and Foreign government spending priorities may change in a manner adverse to our business.

We act as a contractor for many different U.S. and foreign government programs. The funding of these programs are subject to the appropriations by the U.S. and foreign governing bodies. Although multi-year contracts may be authorized in connection with major procurements, generally funds are appropriated on a fiscal year basis even though a program may continue for several years. Consequently, programs are often only partially funded initially, and additional funds are committed only as the U.S. and foreign governments makes further appropriations. The termination of funding for a government program would result in a loss of anticipated future revenues attributable to that program, which could have a materially adverse effect on our business, financial condition and results of operations. In addition, the termination of a program or failure to commit additional funds to a program already started could increase our overall costs of doing business. Among the factors that could materially adversely affect our federal government contracting business are:

•	budgetary constraints affecting government spending generally, or defense and intelligence spending in particular, and annual changes in fiscal policies or available funding;

•	changes in government programs, priorities, procurement policies or requirements;

•	new legislation, regulations or government union pressures, on the nature and amount of services the government may obtain from private contractors;

•	governmental shutdowns and other potential delays in the government appropriations process; and

•	delays in the payment of our invoices by government payment offices due to problems with, or upgrades to, government information systems, or for other reasons.

These or other factors could cause federal governmental agencies, or prime contractors where we are acting as a subcontractor, to reduce their purchases under contracts, to exercise their right to terminate contracts or to not exercise options to renew contracts, any of which could have a materially adverse effect on our business, financial condition and results of operations.

The failure to obtain, or any delays in obtaining, export authorizations from the federal government in connection with the export of our products, or the imposition of sanctions for failing to comply with the export control laws and regulations, could have a materially adverse effect on our business, financial condition and results of operations.

We must often obtain the prior review and approval of the federal government in connection with the export of products and technology associated with our services. Such approvals are provided via licenses or other authorizations issued by government agencies under the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Regulations and other laws and regulations that control exports of hardware and technology to foreign countries and the transfer of technology to foreign persons wherever located.  We can give no assurance that we will be successful in obtaining and maintaining the necessary licenses or other authorizations required to conduct business in foreign countries or with foreign persons. Recently, heightened government enforcement of the export control laws and regulations, and an increasingly restrictive federal government policy with respect to the export licensing of certain technologies including infrared and night vision systems, has resulted in lengthened review periods for our license applications and increased risks that such requests for licenses or other authorizations could be denied. The failure to comply with such export control laws and regulations can result in the imposition of sanctions, which may include monetary penalties and the loss of export privileges. The imposition of such sanctions, or the failure to obtain or delays in obtaining export licenses or other necessary authorizations that would prevent or delay us from selling our products outside the United States, could have a materially adverse effect on our business, financial condition and results of operations.

We could be suspended or debarred from contracting with the federal government.

We could be debarred or suspended from contracting with the federal government generally, or any significant agency in the intelligence community or Department of Defense, for, among other things, actions or omissions that are deemed by the government to be so serious or compelling that they affect our contractual responsibilities. In addition, our reputation or relationship with the government agencies could be impaired. If we were suspended or if our relationship or reputation were impaired, our business, financial condition and results of operations could be materially adversely affected.

We must comply with complex procurement laws and regulations.

We must comply with and are affected by laws and regulations relating to the formation, administration and performance of federal government contracts, which affect how we do business with our customers and may impose added costs on our business. Among the most significant regulations are:

•
the Federal Acquisition Regulation, and agency regulations supplemental to the Federal Acquisition Regulation, which comprehensively regulate the formation, administration and performance of government contracts;

•	the Truth in Negotiations Act, which requires certification and disclosure of all cost and pricing data in connection with contract negotiations;

•	the Cost Accounting Standards and Cost Principles, which impose accounting requirements under certain government contracts; and

•	laws, regulations and executive orders restricting the use and dissemination of information classified for national security purposes and the exportation of certain products and technical data.

Moreover, we are subject to industrial security regulations of the Department of Defense and other federal agencies that are designed to safeguard against foreigners’ access to classified information. If we were to come under foreign ownership, control or influence, our federal government customers could terminate or decide not to renew our contracts, and it could impair our ability to obtain new contracts.

Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract may reduce our profit or cause a loss.

We provide our services primarily through firm fixed-price contracts. Substantially all of our net sales will be derived from firm fixed-price contracts, which require us to perform services under a contract at a stipulated price. We assume greater financial risk on firm fixed-price contracts. Failure to anticipate technical problems, estimate costs accurately or control costs during performance of a fixed-price contract will reduce our profit or cause a loss. Although we believe that adequate provision for our costs of performance is reflected in our financial statements, we can give no assurance that this provision is adequate or that losses on firm fixed-price contracts will not occur in the future.

We are dependent in part upon our relationships and strategic alliances with industry participants in order to generate revenue.

We rely on the strength of our relationships with commercial and military industry organizations to form strategic alliances. If any of our existing relationships with our strategic partners were impaired or terminated, we could experience significant delays in the development of our new products ourselves and we would incur additional development costs. We would need to fund the development of our new products internally or identify new strategic partners.

Some of our likely partners are also potential competitors, which may impair the viability of new strategic relationships. While we must compete effectively in the marketplace, our future alliances may depend on our strategic partners’ perception of us. As a result, our ability to win new and/or follow-on contracts may be dependent upon our relationships within the commercial and military industry in the United States as well as other countries worldwide.

We may not be able to implement our business plan effectively because the industries in which we operate are subject to fluctuations and other factors that are difficult to forecast.

Our operating results may vary substantially due to factors that are difficult to forecast. Factors such as announcements of technological innovations or new products, domestic and foreign general economic conditions and the cyclical nature of the industries that we serve could cause substantial variations in our operating results. We may experience significant fluctuations in operating results due to a variety of factors, including:

•	market acceptance of new and enhanced versions of the products we offer;

•	timing and shipment of significant orders;

•	the timing of acquisitions or dispositions;

•	completion of large projects;

•	domestic and foreign general economic conditions; and

•	demand in the markets that we serve.

To some extent sales and operating results for a specific quarter will depend upon providing services and products from our suppliers in a timely manner and within the same quarter in which the order is received. The failure to receive anticipated product orders or delays in shipments near the end of a particular quarter, due, for example, to unanticipated rescheduling or cancellations of shipments by our customers or unexpected manufacturing difficulties from our suppliers, may cause our net sales in a particular quarter to fall significantly below expectations, which could have a materially adverse effect on our business, financial condition and results of operations for such quarter.

If we are unable to adapt to technological change, demand for our products and services may be reduced.

The rapid pace of technological change will require our company to maintain an active pulse in the industries that we serve. Our success will continue to depend in substantial part upon our ability to introduce new products and ideas to our client worldwide that keep pace with technological developments and evolving industry standards and to apply appropriate levels of engineering, research and development resources necessary to keep pace with these developments. Any failure by us to anticipate or respond adequately to technological developments and customer requirements could have a materially adverse effect on our business, financial condition and results of operations. In order to provide the services effectively, we are dependent upon close relationships with our customers and their willingness to share proprietary information about their requirements and participate in collaborative efforts with us. We cannot assure you that our customers will continue to provide us with timely access to information or that we will be successful in developing and marketing new products and services or their enhancements. In addition, we cannot assure you that the products and services we offer will achieve market acceptance.

We operate in highly competitive markets with competitors who may have greater resources than we possess, which could reduce the volume of products we can sell and our operating margins.

Our markets are extremely competitive. We compete primarily on the basis of our ability to offer products and solutions to meet performance specifications set by our customers. Product pricing and quality, customer support, experience, reputation and financial stability are also important competitive factors.

There are a limited number of competitors in each of the markets for the various types of security and scanning products that we offer. Our competitors, especially those that manufacture and sell their products directly to our potential customers are often well entrenched. Some of our competitors have substantially greater resources than we do and can offer more competitive prices or performance features superior to the products and services we offer from our suppliers. In addition, new processes or technologies could emerge that render the products we are offering from our suppliers less competitive or obsolete.

The basis of competition in the industries in which we compete could shift and we may not be able to compete successfully.

We operate internationally, which exposes us to the risks of doing business abroad.

Our international service solutions could pose risks to our operating results. In addition, we rely on foreign and domestic suppliers for our customers in international markets. International sales are subject to a number of risks generally associated with international operations, including the following:

•	general economic conditions;

•	import and export duties and restrictions;

•	currency fluctuations;

•	changes in regulatory requirements;

•	the imposition of tariffs and other barriers;

•	political and economic instability;

•	potentially adverse income tax consequences;

•	transportation delays and interruptions;

•	unrest and current and changing regulatory environments;

•	our ability to comply with regulations governing foreign government contracts;

•	difficulties in staffing and managing multi-national operations; and

•	limitations on our ability to enforce legal rights and remedies.

Any of these factors could have a materially adverse effect on our business, financial condition and results of operations. We cannot assure you that we will continue to operate in compliance with applicable customs, currency exchange control regulations, transfer pricing regulations or any other laws or regulations to which we may be subject. We also cannot assure you that these laws will not be modified.

Properties

Aria International’s executive offices are located at 4821 29th Street, N. Arlington, Virginia 22207.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information, as of March 3, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the Company’s executive officers and directors; and (iii) the Company’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned(2)		Percentage of Common Stock (2)
Directors and Officers:
Michael A. Crosby (3)	29,304,414	(4)	20.68%
Richard A. Smith (5)	16,680,494	(6)	11.77
Stephen R. Soden(7)	1,093,224		*
James N. Welsh (8)	0		*

Beneficial owners of more than 5%:
Regent Private Capital LLC	65,322,000		46.09%
Kenny Tolbert (9)	8,315,000		5.87%
* Less than 1%
(1) Except as otherwise indicated, the address of each beneficial owner is c/o TriCord Hurricane Holdings, Inc., 4821 29th Street, N. Arlington, Virginia 22207.

(2) Applicable percentage ownership is based on 141,707,902 shares of common stock outstanding as of March 3, 2009, together with securities exercisable or convertible into shares of common stock within 60 days of March 3, 2009 for each stockholder.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock that are currently exercisable or exercisable within 60 days of March 3, 2009 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3) Michael A. Crosby was appointed as President and as a Director of the Company on March 3, 2009.

(4) Includes (i) 27,561,995 shares held by Mr. Crosby and (ii) 1,742,417 shares held by Mr. Crosby’s wife.

(5) Richard A. Smith was appointed Chief Operating Officer and as a Director of the Company on March 3, 2009.

(6) Shares are held by the Richard A and Catherine F Smith Family Trust.

(7) Stephen R. Soden was appointed General Counsel and Secretary of the Company on March 3, 2009

(8) James N. Welsh resigned from his position as President of the Company effective March 3, 2009.

(9) Kenny Tolbert resigned as a Director of the Company effective March 3, 2009.

Directors and Executive Officers of the Company

Below are the names and certain information regarding the Company’s executive officers and directors following the closing of the Merger.

Name	Age	Position
Michael A. Crosby	48	Director and Chief Executive Officer
Richard A. Smith	62	Director and Chief Operating Officer
Stephen R. Soden	57	General Counsel and Secretary

Michael A. Crosby, Director and Chief Executive Officer

Michael A. Crosby was appointed Chief Executive Officer and as a Director of the Company on March 3, 2009.  Prior to joining the Company, Mr. Crosby co-founded Aria International Incorporated and served as its President and Chief Executive Officer from 2004 through 2008.  Prior to forming Aria International, Mr. Crosby was the President of Commonwealth Consulting and the Lehman Group, a Washington, D.C., consulting and lobbying firm.

Mr. Crosby served in the United States Navy from 1983 – 2004.  In 2002, Mr. Crosby was recalled to active duty with the United States Navy for a term of two years to support Operation Enduring Freedom and Iraqi Freedom.  He was assigned to U.S. Central Command (J5) as the Deputy for Counter Proliferation. For his efforts Commander Crosby was awarded the “Joint Force Commendation Medal” for organizing and leading a team consisting of units from nine nations conducting counter proliferation operations in the Horn of Africa region.  Mr. Crosby also served as the Vice President of Business Development/USA at Advanced Technology Group; a UK based aerospace firm; and the Director of Commercial Business Development at Lockheed Martin Skunk Works in Palmdale, California. He has also served as the President and Chief Executive Officer of Venga Aerospace Systems, Inc. (TSX- VAV), a Canadian public firm traded on the Toronto Stock Exchange.

Mr. Crosby holds a Master of Science in Systems Management from the University of Southern California in Los Angeles California and is a graduate of the United States Naval Academy in Annapolis, Maryland, with a Bachelor of Science in Applied Science. In addition he is a graduate of the Allied Air Forces Central Europe “Tactical Leadership Program” in Jever, Germany, as well as the US Navy Fighter Weapons School “TOPGUN” in San Diego, California.  Mr. Crosby has logged over 2700 hours in multiple tactical jet aircraft, including the F-14, F/A-18, B-1B, Mirage 2000, Harrier, and the F-16N.

Richard A. Smith, Director and Chief Operating Officer

Richard A. Smith was appointed Chief Operating Officer and as a Director of the Company on March 3, 2009.  Prior to joining the Company, Mr. Smith co-founded and served as Chief Operating Officer of Aria International Incorporated.  Mr. Smith is an engineer earning a Bachelor of Science at Southeast Missouri State University and a Master of Science from the University of Southern California (USC). He served over 26 years in the United States Navy active and reserve components retiring at the rank of Commander.

Stephen R. Soden – General Counsel & Secretary

Stephen R. Soden was appointed as General Counsel and Secretary of the Company on March 3, 2009.  Mr. Soden is the founder and Partner of Soden & Steinberger, LLP.  Prior to becoming an attorney, he was an electrical engineer.  Mr. Soden currently holds positions as general counsel for several start-up companies located throughout the State of California and continues to support these companies for a variety of matters including securities, intellectual property (trademarks, copyrights, trade secrets and technology licensing), corporate engineering and business formation, contract law and corporate litigation.  Mr. Soden holds a JD degree from Thomas Jefferson School of Law in San Diego, California in 1993 and is licensed to practice law in the State of California.

Executive Compensation

The following table sets forth all compensation paid in respect of TriCord’s Chief Executive Officer and those individuals who received compensation in excess of $100,000 per year for our last three completed fiscal years. No other officer of Sahara received compensation in excess of $100,000 for either of our last two completed fiscal years.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

James N. Welsh,	2008	$39,400		$21,250					$60,650
President August 2008 – March 2009(1)	2007
	2006

Charles D. Hess, President, CEO January 2006 – August(2)	2008	$95,000							95,000
	2007	180,000							180,000
	2006	82,500							82,500

(1)	Mr. Welsh resigned as President effective March 3, 2009.
(2)	Mr. Hess resigned as President and CEO effective August 27, 2008

Employment Agreements

We are not party to any employment agreements.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2008, we had options outstanding to purchase 17,500 shares of our common stock at an exercise price of $0.20 per share expiring on September 15, 1010.

Director Compensation

No director of TriCord received any compensation for services as director for the year ended December 31, 2008.

Compensation Committee Interlocks and Insider Participation

We do not have a compensation committee. During the fiscal year ended December 31, 2008, none of our officers and employees participated in deliberations of our board of directors concerning executive compensation. During the fiscal year ended December 31, 2008, none of our executive officers served on the board of directors of any entities whose directors or officers serve on our board of directors.

Certain Relationships and Related Transactions, and Director Independence

Certain Relationships and Related Transactions

Regent Private Capital LLC, one of the principal shareholders of the Company was also one of the principal shareholders of Aria International Incorporated.  In connection with the Merger, Regent Private Capital, LLC received an additional 35,526,000 shares of the Company’s common stock in exchange for its shares of Aria International common stock.

Director Independence

None of our directors is independent as that term is defined under the Nasdaq Marketplace Rules.

Legal Proceedings

The Company is not currently a party to any legal proceedings

Market for Common Equity and Related Stockholder Matters

The Company’s common stock was initially quoted on the OTC Bulletin Board on under the symbol “TRIH” on July 1, 2008.  The following table sets forth the quarterly high and low bid information for our common stock for the two year period ended December 31, 2008 and through the interim period March 3, 2009.

Year Ended December 31, 2009	High Bid	Low Bid

First Quarter (through March 3, 2009)	$0.10	$0.05

Year Ended December 31, 2008

Third Quarter	0.25	0.17
Fourth Quarter	0.20	0.10

As of March 3, 2009, there were approximately 54 holders of record of the Company’s common stock.

Dividends

The Company has never declared or paid any cash dividends on its common stock. The Company currently intends to retain future earnings, if any, to finance the expansion of its business. As a result, the Company does not anticipate paying any cash dividends in the foreseeable future.

Securities Authorized for Issuance Under Equity Compensation Plans

In August 2008, the Company’s board of directors approved a stock option plan under which 4,000,000 shares of common stock have been reserved for issuance. The following table shows information with respect to each equity compensation plan under which the Company’s common stock is authorized for issuance as of the fiscal year ended December 31, 2007.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,000,000	$0.20	2,476,258

Equity compensation plans not approved by security holders	-0-		0

Total	4,000,000	$0.20	2,576,258

Recent Sales of Unregistered Securities

In December 2008, the Company sold an aggregate of 1,250,000 shares of common stock to an accredited investor.  The shares were sold at a price of $0.08 per share.

In January 2009, pursuant to a financial settlement agreement by and between the Company and Regent Private Capital LLC, the Company issued an aggregate of 12,250,000 shares of common stock as settlement of all amounts owed to Regent Private Capital.  In addition, the Company entered into a financial settlement agreement with an accredited investor, pursuant to which the Company issued 2,535,716 shares of the common stock as settlement of all amounts owed to such investor.

Pursuant to the Merger Agreement, the Company issued 84,604,130 shares of the Company’s common stock to the shareholders of Aria International.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Description of Securities

Common Stock

We are authorized to issue 100,000,000 shares of Common Stock, par value $.0001 per share. As of March 3, 2009, we had 141,707,902 shares of Common Stock outstanding.

The holders of the shares of Common Stock have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors and are entitled to share ratably in all of the assets of the Company available for distribution to holders of Common Stock upon the liquidation, dissolution or winding up of the affairs of the Company. Holders of shares of Common Stock do not have preemptive, subscription or conversion rights.

Holders of shares of Common Stock are entitled to one vote per share on all matters which shareholders are entitled to vote upon at all meetings of shareholders. The holders of shares of Common Stock do not have cumulative voting rights, which mean that the holders of more than 50% of our outstanding voting securities can elect all of the directors of the Company.

The payment by us of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon the Company's earnings, capital requirements and financial condition, as well as other relevant factors. We have not paid any dividends since our inception and we do not intend to pay any cash dividends in the foreseeable future, but intend to retain all earnings, if any, for use in our business.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.0001 per share.  As of March 3, 2009, we had 0 shares of Series preferred stock outstanding.

Indemnification of Directors and Officers

Our bylaws provide for the indemnification of our directors and officers against all claims and liability by reason of serving as a director or officer. It shall be within the discretion of our Board of Directors whether to advance any funds in advance of disposition incurred by any director or officer in connection with that proceeding. We are not, however, required to reimburse any legal expenses in connection with any proceeding if a determination is made that the director or officer did not act in good faith or in a manner reasonably believed to be in our best interests. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act” or “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable

Item 3.02  Unregistered Sales of Equity Securities

See Item 1.01 above.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 above.

Item 7.01  Regulation FD Disclosure

On March 9, 2009, the Company issued a press release relating to the foregoing. A copy of such press release is being furnished as Exhibit 99.1 to this current report on Form 8-K.

The information in this Item 7.01 of this current report on Form 8-K, together with the information in Exhibit 99.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. Such information shall not be deemed incorporated by reference into any registration statement or other document filed with the SEC.

Item 9.01  Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Shell company transactions.

None.

(d)	Exhibits

Exhibit Number	Description

10.1	Agreement and Plan of Merger dated March 3, 2009 by and among TriCord Hurricane Holdings, Inc., Aria Acquisition, Inc. and Aria International Incorporated.

99.1	Press release of TriCord Hurricane Holdings, Inc. dated March 9, 2009

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TriCord Hurricane Holdings, Inc.

Dated: March 9, 2009	By:	/s/ Michael A. Crosby
Name: Michael A. Crosby
Title: President